Exhibit (c)(11)

PRIVATE AND CONFIDENTIAL JULY 2, 2013

Project Care

Update to 6/27/13 Presentation

PRIVATE AND CONFIDENTIAL

This presentation has been prepared for the Special Committee (the “Special Committee”) of the Board of Directors (the “Board of Directors”) and the Board of Directors of a company code named Care (the “Company”) by Peter J. Solomon Company, L.P. (“PJSC”) from materials and information supplied (whether orally or in writing) by or on behalf of the Company and from publicly available information. We have relied upon the accuracy and completeness of the foregoing information and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed only in conjunction with, the oral briefing provided by PJSC.

This presentation includes certain statements, estimates and projections provided by the Company with respect to anticipated future performance of the Company. We have assumed such statements, estimates and projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. PJSC has not attempted to verify any such statements, estimates and projections, and as such PJSC makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation.

Except where otherwise indicated, this analysis speaks only as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. Actual results may vary from the estimates and projections contained herein and such variations may be material.

THIS PRESENTATION HAS BEEN DELIVERED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS IN ITS CAPACITY AS SUCH. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY OTHER PERSON.

THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF PJSC, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OR THE BOARD OF DIRECTORS PRIOR TO SUCH TIME, IF ANY, AS IT MAY BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

PJSC SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION.

1

PRIVATE AND CONFIDENTIAL

Table of Contents

Section

I Summary Transaction Overview 3 II Summary Stock Price Performance 6 III Summary Valuation Analysis 10

Appendix

A Supplemental Information 20

2

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

3

PRIVATE AND CONFIDENTIAL

Summary Transaction Overview

- The Weiss Family has proposed to acquire the remaining shares of Care that it does not own for $19.00 per share (the "7/1/13 Offer"); the Weiss Family's initial offer price was $17.18 (the "Initial Offer") on 9/25/12; the offer price was revised to $17.50 per share (the "1/17/13 Offer") on 1/17/13 and further revised to $18.20 per share on 3/28/13 (the "Merger Consideration Under Original Merger Agreement" or the "3/28/13 Offer"). On March 29, 2013 the Weiss Family entered into a merger agreement with Care to acquire the remaining shares of Care at $18.20 per share
- The Weiss Family has stated that it has no intention to sell any of its interest in the Company, for which it has discretion, or vote in favor of any alternative sale, merger or similar transaction involving the Company

(Amounts in Millions, Except Per Share Data)

	Price	Date	3/28/13 Offer Cash Purchase Price Per Share $18.20 (As of 3/28/13)	3/28/13 Offer Cash Purchase Price Per Share $18.20 (As of 5/31/13)	7/1/13 Offer Cash Purchase Price Per Share $19.00 (As of 5/31/13)	Committee Indication $19.50 (As of 5/31/13)
Premium / Discount to:						
Stock Price Prior to 3/28/13 Offer:	$16.10	(03/28/13)	13.0%	13.0%	18.0%	21.1%
Unaffected Share Price Prior to Initial Offer [(a)]:	14.34	(09/25/12)	26.9%	26.9%	32.5%	36.0%
30 Calendar Days Prior to Initial Offer:	14.25	(08/27/12)	27.7%	27.7%	33.3%	36.8%
52-Week Low Prior to Initial Offer:	12.50	(01/04/12)	45.6%	45.6%	52.0%	56.0%
52-Week High Prior to Initial Offer:	19.50	(09/27/11)	(6.7%)	(6.7%)	(2.6%)	--
Diluted Share Count [(b)]			34.2	34.2	34.3	34.3
Implied Equity Value			$622.1	$623.0	$650.8	$668.1
Plus: Debt [(c)]			286.4	260.3	260.3	260.3
Less: Cash [(c)]			(86.1)	(64.0)	(64.0)	(64.0)
Equals: Net Debt			200.3	196.3	196.3	196.3
Implied Enterprise Value			$822.4	$819.3	$847.0	$864.4

Implied Enterprise Value as a Multiple of:		As of 3/28/13	3/28/13 Offer ($18.20)	As of 6/26/13	% Δ from 3/28/13	3/28/13 Offer ($18.20)	7/1/13 Offer ($19.00)	Committee Indication ($19.50)
Adjusted EBITDA	FY13A [(d)]	$201.0	4.1 x	$212.3	5.6%	3.9 x	4.0 x	4.1 x
	LTM (5/31/13) [(e)]	NA	NA	216.9	NA	3.8	3.9	4.0
	FY14E [(f)]	208.5	3.9	221.5	6.3%	3.7	3.8	3.9

- *Potential Weiss Family Proposal for Discussion represents 4% increase per share, 5% increase in equity value and 3% increase in enterprise value*

(a) Represents closing price as of 9/25/12, unaffected for announcement of offer of $17.18 per share, which was made after the market close.
(b) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.
(c) Source: Debt and cash balances as of 3/28/13 from Company's Form 10-K for the period ended 2/28/13 and balances as of 5/31/13 are for FY2014 Q1 (5/31/13), per Management on 6/25/13.
(d) Source: FY2013 EBITDA as of 3/28/13 per Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. FY2013 EBITDA as of 6/26/13 is from Company's Form 10-K for the period ended 2/28/13 with certain adjustments based on Management guidance.
(e) Source: LTM EBITDA as of 6/26/13 is for period ended FY2014 Q1 (5/31/13) per Management on 6/25/13 with certain adjustments based on Management guidance, including normalizing to represent 365-day period.
(f) Source: FY2014E EBITDA as of 3/28/13 per Management Treasury Model dated 11/30/12. FY2014E EBITDA as of 6/26/13 is per Updated Management Treasury Model dated 6/26/13, with certain adjustments based on Management guidance.

PETER J SOLOMON COMPANY

4

PRIVATE AND CONFIDENTIAL

Summary of Selected Transaction Terms

Form of Transaction Structure & Consideration

Weiss Family Rollover

Guaranty and Voting Agreement

Merger Agreement

Financing Sources (a)

Merger of Merger Sub, a direct wholly owned subsidiary of Parent, with and into Care with Care surviving the Merger as a wholly owned subsidiary of Parent Cash Purchase Price Per Share of $19.00

Certain Weiss Family shareholders will contribute (or “rollover”) their shares in Care to Parent in connection with the Merger

Certain members of the Weiss Family will enter into an amended guaranty and voting agreement in favor of Care Sullivan & Cromwell will discuss the changes to the proposed amended guaranty and voting agreement

Sullivan & Cromwell will discuss the material changes to the proposed amended Merger Agreement

$225mm rollover of existing Senior Notes

Plus committed financing and available credit facilities

• $250mm New Revolving Credit Facility ($75mm drawn at close)

• $350mm Term Loan B

• $240mm New HoldCo Preferred Equity (potential to issue up to $255mm)

• $44mm Weiss Family Rollover Equity

(a)	Source: Management. Updated sources of funds provided 7/2/13.
5

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

6

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Five years prior to Initial Offer of $17.18

Closing Stock Price Performance

Period Prior to

Initial Offer Median Mean

1-Year $14.93 $15.06

2-Year 18.40 18.49

$30.00 3-Year 20.25 19.39

4-Year 18.02 16.88

5-Year 18.49 17.38

7/1/13

Initial 1/17/13 3/28/13 Offer

$25.00 Offer Offer Offer $19.00

$17.18 $17.50 $18.20

3-Year Average 2-Year Average

$20.00 $19.39 $18.49

Price $19.00 5-Year Average

$17.38 7/1/13

$18.10

Stock $15.00 4-Year Average

$16.88 1-Year Average

$15.06

Closing $10.00

$5.00

$0.00

Sep-07 Apr-08 Oct-08 Apr-09 Oct-09 May-10 Nov-10 May-11 Nov-11 May-12 Dec-12 Jun-13

Source: Capital IQ as of 7/1/13.

7

PRIVATE AND CONFIDENTIAL

Summary Stock Price Performance

Two years prior to Initial Offer of $17.18

Closing Stock Price History

$18.20 Offer as $19.00 Offer as

Price Premium / (Discount) Premium / (Discount)

Unaffected Share Price Prior to Initial Offer (a) $14.34 26.9% 32.5%

30 Calendar Days Prior to Initial Offer 14.25 27.7% 33.3%

52-Week Low Prior to Initial Offer 12.50 45.6% 52.0%

$30.00 52-Week High Prior to Initial Offer 19.50 (6.7%) (2.6%)

Initial 1/17/13 3/28/13 7/1/13

Offer Offer Offer Offer

$17.18 $17.50 $18.20 $19.00

$25.00

e

Pric

Stock $20.00

g $19.00

2-Year Average

$18.49

1-Year Average 7/1/13

Closin $15.06 $18.10

6-Month Average

$15.00 $14.43

3-Month Average

$14.15

$10.00

Sep-10 Dec-10 Mar-11 Jun-11 Sep-11 Dec-11 Mar-12 Jun-12 Sep-12 Dec-12 Mar-13 Jun-13

Source: Capital IQ as of 7/1/13.

(a) Represents closing price as of 9/25/12, unaffected for announcement of Initial Offer, which was made after the market close.

8

PRIVATE AND CONFIDENTIAL

Summary of Trading Ranges

Shares traded at various prices

97% of shares that traded over the one-year period prior to the 9/25/12 Initial Offer traded below the $17.50 1/17/13 Offer

(Period ending September 25, 2012, except for “Since 9/25 Initial Offer” chart)

2-Year 1-Year 180-Days

Avg. Daily Trading Vol. (000s) 409.3 Avg. Daily Trading Vol. (000s) 535.8 Avg. Daily Trading Vol. (000s) 475.3

Average Price: $18.49 Average Price: $15.06 Average Price: $14.43

80 36% 40 25

mm) 70 mm) 35 25% mm) 35%

60 30 21% 20 29%

19% 17%

(Shares 50 (Shares 25 15% (Shares 15 23%

40 16% 20

e 14% e e

30 12% 11% 15 10 13%

10%

Volum 20 Volum 10 Volum

3% 5

Total 10 Total 5 Total 0% 0%

0 0 0

Below $13.50— $14.50— $15.50— $16.50— $17.50 and Below $13.50— $14.50— $15.50— $16.50—$17.50 and Below $13.50—$14.50— $15.50— $16.50—$17.50 and

$13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above

90-Days 30-Days Since 9/25 Initial Offer (190 Days)

Avg. Daily Trading Vol. (000s) 440.0

Average Price: $17.26

Avg. Daily Trading Vol. (000s) 361.5 Avg. Daily Trading Vol. (000s) 328.0 Total # of Shares Traded (mm) 83.6

Average Price: $14.15 Average Price: $15.08 % of Total Shares 246.6%

% of Public Float 274.9%

9 4 30 32%

) 34% 35% ) )

mm 7 8 mm 41% mm 25 27%

6 20

22% 30% 18%

(Shares 5 (Shares 28% (Shares

2 15 14%

3 9% 10 8%

Volume 2 Volume 1 Volume

Total 1 0% 0% Total 0% 0% 0% Total 0% 0%

0 0 0

Below $13.50— $14.50— $15.50— $16.50—$17.50 and Below $13.50— $14.50— $15.50— $16.50—$17.50 and Below $17.00- $17.50- $17.75- $18.00- $18.20- $18.35

$13.50 $14.49 $15.49 $16.49 $17.49 Above $13.50 $14.49 $15.49 $16.49 $17.49 Above 17.00 $17.49 $17.74 $17.99 $18.19 $18.34 and

Above

Source: Capital IQ as of 7/1/13.

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

PRIVATE AND CONFIDENTIAL

Summary Valuation Analysis

1/17/13 3/28/13

Offer Offer 7/1/13

Unaffected Share 9/25/12 Offer Committee

9/25/12 Initial Offer Indication

52-Week Trading Range Prior

to 9/25/13 Offer $12.50 $19.50

Comparable Companies $15.25 $25.00

25% Premium to Comparable

Companies $19.06 $31.25

Precedent Transactions $13.00 $22.50

Present Value of Future Share

Price (a) $16.00 $23.25

Sum of the Parts $16.75 $25.50

DCF $17.00 $23.00

$10.00 $12.50 $15.00 $17.50 $19.00 $20.00 $22.50 $25.00 $27.50 $30.00 $32.50

$14.34 $17.18 $18.20 $19.50

(a)	Includes present value of future quarterly dividend payments of $0.15 per share.

PRIVATE AND CONFIDENTIAL

Care Historical EV / LTM EBITDA

From 2 years prior to offer

Calendar Days Prior to Initial Offer	Mean	Median
30 Days	3.2 x	3.2 x
60 Days	3.1 x	3.1 x
90 Days	3.1 x	3.1 x
6 Months	3.0 x	3.0 x
12 Months	3.1 x	3.1 x
18 Months	3.4 x	3.3 x
24 Months	3.5 x	3.5 x


LTM EBITDA decreased 7% from Q2 to Q3
Net Debt decreased $93.2mm from Q3 to Q4
6.0 x
5.0 x
4.0 x
3.0 x
2.0 x
1-Year Average 3.9x
2-Year Average 3.5x
3 and 12-Month Average 3.1x
6-Month Average 3.0x
Sep-10
Dec-10
Mar-11
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12
Sep-12
Dec-12
Mar-13
Jun-13
Initial Offer 9/25/12
1/17/13 Offer
3/28/13 Offer
7/1/13 Multiple Per CapIQ: 4.5x[(a)]
Actual Multiple: 3.9x[(b)]

Source: Capital IQ. Capital IQ calculation of enterprise value does not include restricted stock units or performance shares and may have different adjustments for EBITDA than those used in other analyses in this presentation. Data as of 7/1/13.

(a) CapIQ calculates LTM EV/EBITDA multiple using EBITDA of $150.1mm for period ended 2/28/13 compared to adjusted EBITDA of $212.3mm for same period with adjustments per Management guidance.

(b) Current multiple assumes LTM EBITDA of $212.3mm and net debt of $200.3mm for the period ended 2/28/13 based on Company's Form 10-K dated 5/9/13, with certain adjustments to EBITDA based on Management guidance. Current multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

PETER J SOLOMON COMPANY

12

PRIVATE AND CONFIDENTIAL

Valuation Matrix

(Amounts in Millions, except per share data)

		% Premium to				LTM (5/31/13) Net Debt of $196.3M (g)			
		Unaffected Stock Price on 9/25/12	Prior to 3/28/13 Offer	30 Days Prior to 9/25/12			EV / Adj. EBITDA		
Share Price		$14.34	$16.10	$14.25	Market Cap (h)	Enterprise Value	FY2013A $212 (i)	LTM 5/31/13 $217 (j)	FY2014E $222 (k)
$13.00		(9.3%)	(19.3%)	(8.8%)	$444	$640	3.0 x	3.0 x	2.9 x
14.34	(a)	--	(10.9%)	0.6%	490	686	3.2 x	3.2 x	3.1 x
15.00		4.6%	(6.8%)	5.3%	513	709	3.3 x	3.3 x	3.2 x
16.00		11.6%	(0.6%)	12.3%	547	744	3.5 x	3.4 x	3.4 x
16.10	(b)	12.3%	--	13.0%	551	747	3.5 x	3.4 x	3.4 x
17.18	(c)	19.8%	6.7%	20.6%	588	784	3.7 x	3.6 x	3.5 x
17.50	(d)	22.0%	8.7%	22.8%	599	795	3.7 x	3.7 x	3.6 x
17.75		23.8%	10.2%	24.6%	607	804	3.8 x	3.7 x	3.6 x
18.00		25.5%	11.8%	26.3%	616	812	3.8 x	3.7 x	3.7 x
18.20	(e)	26.9%	13.0%	27.7%	623	819	3.9 x	3.8 x	3.7 x
18.25		27.3%	13.4%	28.1%	625	821	3.9 x	3.8 x	3.7 x
18.50		29.0%	14.9%	29.8%	633	830	3.9 x	3.8 x	3.7 x
18.75		30.8%	16.5%	31.6%	642	838	3.9 x	3.9 x	3.8 x
19.00	(f)	32.5%	18.0%	33.3%	651	847	4.0 x	3.9 x	3.8 x
19.25		34.2%	19.6%	35.1%	659	856	4.0 x	3.9 x	3.9 x
19.50		36.0%	21.1%	36.8%	668	864	4.1 x	4.0 x	3.9 x
19.75		37.7%	22.7%	38.6%	677	873	4.1 x	4.0 x	3.9 x
20.00		39.5%	24.2%	40.4%	685	882	4.2 x	4.1 x	4.0 x

(a) Unaffected closing stock price on 9/25/12.
(b) Closing stock price on 3/28/13.
(c) Initial Offer on 9/25/12.
(d) 1/17/13 Offer.
(e) 3/28/13 Offer.
(f) 7/1/13 Offer.
(g) Net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm as of 5/31/13. Represents FY2014 Q1 cash and debt balances per Management on 6/25/13.
(h) Assumes diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.
(i) Source: Based on Company's Form 10-K dated 5/9/13 for period ended 2/28/13, with certain adjustments based on Management guidance.
(j) LTM (FY2014 Q1) EBITDA for the 12-month period ended 5/31/13 per Management, with certain adjustments based on Management guidance, including normalizing for 365-day period.
(k) Source: Based on Updated Management Treasury Model dated 6/26/13.

PETER J SOLOMON COMPANY 13

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

Enterprise Value / EBITDA

EV / LTM EBITDA   EV / CY13 EBITDA


Core Business Comps
Other Related Business Segments
Social Expression
Print Media
Directories
LTM Median: 4.0x
CY13 Median: NA
LTM Median: 4.8x
CY13 Median: 5.1x
LTM Median: 4.6x
CY13 Median: 4.9x
Care
10.0 x
8.0 x
6.0 x
4.0 x
2.0 x
--
3.7 x 3.4 x
4.2 x 3.6 x
3.9 x 3.7 x
4.5 x NA
3.6 x NA
4.9 x 5.1 x
4.8 x 4.5 x
4.4 x 5.4 x
4.7 x 5.0 x
4.6 x 4.9 x
2.0 x 2.6 x
Unaffected Multiple (a)
3/28/13 Final Offer (b)
Current Multiple (c)
CSS Industries
Blyth
R.R. Donnelley & Sons
Quad/Graphics
Scholastic
Solocal Group
Eniro AB
Yellow Media


Other Related Business Segments
Selected E-Commerce (d)
Licensing
Selected Low-Growth Retail
LTM Median: 8.1x
CY13 Median: 8.2x
LTM Median: 9.4x
CY13 Median: 10.1x
LTM Median: 5.5x
CY13 Median: 5.5x
Care
20.0 x
16.0 x
12.0 x
8.0 x
4.0 x
--
3.7 x 3.4 x
4.2 x 3.6 x
3.9 x 3.7 x
15.3 x 14.4 x
8.1 x 8.2 x
5.2 x 5.6 x
11.9 x 10.1 x
9.4 x 10.1 x
9.4 x NA
6.2 x 5.8 x
5.7 x 5.6 x
5.3 x 5.4 x
3.1 x 3.2 x
Unaffected Multiple (a)
3/28/13 Final Offer (b)
Current Multiple (c)
Shutterfly
1-800 Flowers.com
CafePress
Iconix
Meredith
Cherokee
GameStop
hhgregg
Best Buy
Barnes & Noble (e)

Source: Companies' stock price and public filings as of 7/1/13. Projected CY13 EBITDA per ThomsonReuter's median estimate of Wall Street analysts as of 7/1/13.

(a) *Unaffected Multiple calculated using Care's share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on Company's Form 10-Q dated 10/3/12 for period ended 8/24/12, with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.*

(b) *3/28/13 Final offer, multiple calculated using Care's share price of $16.10 as of 3/28/13 and net debt of $200.3mm for FY2013 (2/28/13). LTM EBITDA of $178.4mm as of 11/23/12 based on Form 10-Q dated 1/2/13, with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on Updated Management Treasury Model dated 11/30/12, with certain adjustments based on Management guidance. Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.*

(c) *Current Multiple calculated using Care's share price of $18.10 as of 7/1/13 and net debt of $196.9mm for FY2014 Q1 (5/31/13) per Management. LTM EBITDA of $212.3mm as of 2/28/13 based on Form 10-K dated 5/9/13, with certain adjustments based on Management guidance. FY2014E EBITDA of $222.0mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Multiple calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.*

(d) *LTM and CY13 EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.*

(e) *Barnes & Noble multiple represents retail and college bookstore segments only; losses associated with Nook excluded from EBITDA as per Wall Street research estimates.*

PETER J SOLOMON COMPANY 14

PRIVATE AND CONFIDENTIAL

Select Public Company Multiples

(Amounts in Millions, Except Per Share Data)

Implied Per Share

Valuation Implied Implied Implied Per Value Including 25%

Multiples Enterprise Value Equity Value (e) Per Share Value (f) Control Premium (g)

Care FY2013A Revenue (a) $1,868.7 25.0% — 45.0% $467.2 — $840.9 $270.9 — $644.6 $7.96 — $18.82 $9.96 — $23.53

Care LTM (5/31/13) Revenue (b) 1,972.9 25.0% — 45.0% 493.2 — 887.8 297.0 — 691.5 8.73 — 20.34 10.92 — 25.42

Care FY2014E Revenue (c) 2,017.5 25.0% — 45.0% 504.4 — 907.9 308.1 — 711.6 9.05 — 20.75 11.31 — 25.94

Care FY2013A EBITDA (a) $212.3 3.4 x — 4.8 x $721.7 — $1,018.9 $525.4 — $822.6 $15.37 — $23.89 $19.21 — $29.86

Care LTM (5/31/13) EBITDA (b) 216.9 3.4 x — 4.8 x 737.4 — 1,041.1 541.1 — 844.8 15.82 — 24.51 19.78 — 30.64

Care FY2014E EBITDA (c) 221.5 3.4 x — 4.8 x 753.1 — 1,063.2 556.8 — 866.9 16.28 — 25.11 20.35 — 31.39

Care FY2013A EBIT (a) $162.9 4.0 x — 7.5 x $651.5 — $1,221.5 $455.2 — $1,025.2 $13.32 — $29.30 $17.32 — $36.63

Care LTM (5/31/13) EBIT (b) 165.9 4.0 x — 7.5 x 663.6 — 1,244.2 467.3 — 1,047.9 13.68 — 29.90 17.10 — 37.38

Care FY2014E EBIT (c) 165.5 4.0 x — 7.0 x 662.2 — 1,158.8 465.9 — 962.5 13.64 — 27.65 17.04 — 34.56

Care FY2013A EPS (d) NA 6.5 x — 13.0 x #VALUE! — #VALUE! #VALUE! — #VALUE! #VALUE!—#VALUE! #VALUE! — #VALUE!

Care LTM (5/31/13) EPS (d) NA 8.0 x — 12.0 x #VALUE! — #VALUE! #VALUE! — #VALUE! #VALUE! — #VALUE! #VALUE! — #VALUE!

Care FY2014E EPS (d) $2.35 9.0 x — 13.5 x $920.8 — $1,311.3 $724.5 — $1,115.0 $21.12 — $31.68 $26.40 — $39.59

(a) Source: Company’s Form 10-K for the period ended 2/28/13 with certain adjustments to EBITDA and EBIT based on Management guidance.

(b) Source: LTM financials for the 12-month period ended 5/31/13 per Management on 6/25/13, with certain adjustments to LTM EBIT and EBITDA, including normalizing for 365-day period, based on Management guidance.

(c) Source: 6/26/13 Updated Management Treasury Model, with certain adjustments to EBITDA and EBIT per Management guidance. (d) Management did not provide LTM (5/31/13) or FY2014E adjusted EPS. FY2014E EPS is unadjusted for extraordinary non-recurring items.

(e) Calculated using net debt of $196.3mm, as of 5/31/13. Source: debt and cash balances for FY2014 Q1 (5/31/13) per Management guidance on 6/25/13.

(f) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

(g) Control Premium is based on the median of premiums paid in selected announced all-cash mergers and acquisitions transactions in the last 6 years for deals between $500mm and $1bn; excludes financial services, insurance, real estate and healthcare companies. Source: Alacra.

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis

(Amounts in Millions, Except Per Share Data)

	Fiscal Year					
	LTM	2014E	2015E	2016E	2017E	2018E
EBITDA (a)	$216.9	$221.5	$218.8	$230.9	$238.7	$245.5
% Growth		*4.4%*	*(1.2%)*	*5.5%*	*3.4%*	*2.8%*
Net Debt (b)	196.3	139.8	98.4	77.8	(29.9)	(164.8)

	Adj. EBITDA Multiple	Stock Price at End of Fiscal Year (c)					
		LTM	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.4 x	$16.32	$18.60	$19.29	$20.82	$24.42	$28.59
	3.6	17.63	19.95	20.60	22.18	25.81	29.99
	3.8	18.94	21.29	21.91	23.54	27.19	31.40
	4.0	20.25	22.64	23.22	24.90	28.58	32.80
	4.2	21.55	23.98	24.53	26.26	29.96	34.21
	4.4	22.86	25.32	25.83	27.62	31.35	35.61
	4.6	24.17	26.67	27.14	28.98	32.73	37.02
	4.8	25.48	28.01	28.45	30.34	34.12	38.42
		Present Value at May 31, 2013					
Present Value of Stock Price Assuming 13.5% Cost of Equity:	3.4 x	$16.32	$16.92	$15.46	$14.70	$15.19	$15.67
	3.6	17.63	18.15	16.51	15.66	16.05	16.44
	3.8	18.94	19.37	17.56	16.62	16.92	17.21
	4.0	20.25	20.59	18.61	17.58	17.78	17.98
	4.2	21.55	21.81	19.66	18.54	18.64	18.75
	4.4	22.86	23.04	20.70	19.50	19.50	19.52
	4.6	24.17	24.26	21.75	20.46	20.36	20.29
	4.8	25.48	25.48	22.80	21.42	21.23	21.06
		Present Value at May 31, 2013					
Total Shareholder Value Including Present Value of Stock Price and $0.15 per Share Quarterly Dividend; Assuming 13.5% Cost of Equity (d):	3.4 x	$16.32	$17.34	$16.38	$16.06	$16.94	$17.75
	3.6	17.63	18.57	17.43	17.02	17.80	18.52
	3.8	18.94	19.79	18.48	17.98	18.66	19.29
	4.0	20.25	21.01	19.53	18.94	19.52	20.06
	4.2	21.55	22.23	20.58	19.90	20.38	20.83
	4.4	22.86	23.46	21.63	20.86	21.25	21.60
	4.6	24.17	24.68	22.67	21.82	22.11	22.37
	4.8	25.48	25.90	23.72	22.78	22.97	23.14

(a) Source: LTM EBITDA as of 5/31/13 per Management on 6/25/13, with certain adjustments, including normalizing for 365-day period, based on Management guidance. FY2014-FY2018 per Updated Management Treasury Model dated 6/26/13, with certain adjustments to FY2014E EBITDA based on Management guidance.

(b) LTM net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm as of 5/31/13 per Management on 6/25/13.

(c) Share count for LTM based on diluted shares outstanding as of 5/31/13 per Management; FY14-FY18 based on diluted shares outstanding from Updated Management Treasury Model dated 6/26/13.

(d) Updated Management Treasury Model dated 6/26/13 assumes quarterly dividend of $0.15 per share for the projected period. Note: FY2014E assumes 3 quarters of dividend payments due to Q1 dividend already being paid.

PETER J SOLOMON COMPANY

16

PRIVATE AND CONFIDENTIAL

Sum of the Parts Analysis

(Amounts in Millions, Except Per Share Data)

Segment Performance (a)	FY2013A EBITDA		Multiple Range Low	Multiple Range Mid	Multiple Range High	Enterprise Value Range Low	Enterprise Value Range Mid	Enterprise Value Range High
NAGCD	$202.1	(d)	3.40 x	4.10 x	4.80 x	$687.2	$828.6	$970.1
International (b)	14.8		3.40 x	4.10 x	4.80 x	50.4	60.7	71.1
Retail Operations (Clinton)	16.3		3.40 x	4.10 x	4.80 x	55.4	66.8	78.2
AG Interactive	16.7		6.00 x	7.00 x	8.00 x	100.2	116.9	133.6
In-Store	5.4		3.40 x	4.10 x	4.80 x	18.3	22.1	25.8
Properties	2.4		8.00 x	9.00 x	10.00 x	19.3	21.8	24.2
Subtotal Pre-Unallocated Overhead (c)	257.7		3.61 x	4.33 x	5.06 x	930.7	1,116.9	1,303.0
Unallocated Overhead	(45.4)		3.61 x	4.33 x	5.06 x	(164.0)	(196.8)	(229.6)

	Low	Mid	High
Sum of the Parts Total Value	$766.7	$920.1	$1,073.4
Implied EV / FY2013A EBITDA ($212.3mm) Multiple	*3.6 x*	*4.3 x*	*5.1 x*
Less LTM (5/31/13) Net Debt (e)	(196.3)	(196.3)	(196.3)
Implied Equity Value	570.4	723.8	877.1
Share Price (f)	$16.67	$21.10	$25.39
Unaffected Share Price ($14.34) Premium	(14.0%)	(32.0%)	(43.5%)
9/25/12 Initial Offer ($17.18) Premium	3.0%	(18.6%)	(32.3%)
1/17/13 Offer ($17.50) Premium	5.0%	(17.0%)	(31.1%)
3/28/13 Offer ($18.20) Premium	9.1%	(13.7%)	(28.3%)
7/1/13 Offer ($19.00) Premium	13.9%	(9.9%)	(25.2%)

(a) Based on Management guidance of segment performance provided on 6/24/13.
(b) International includes retail elimination.
(c) Implied multiple ranges based on subtotal enterprise value range and FY2013A EBITDA pre-unallocated overhead.
(d) NAGCD includes Cardstore financials.
(e) LTM as of 5/31/13 net debt of $196.3mm represents total debt of $260.3mm less cash of $64.0mm per Management on 6/25/13.
(f) Calculated using diluted share count including restricted stock units and performance shares and treasury stock method for options exercisable as of 5/31/13 per Management guidance.

PETER J SOLOMON COMPANY 17

PRIVATE AND CONFIDENTIAL

Future Stock Price Analysis Based on Illustrative Levered Recap

- Assumes a $8.00 dividend is paid on 5/31/13[(a)], using incremental borrowing of $265 million, resulting in 2.4x Debt / LTM EBITDA
- At 2.7x total debt / LTM EBITDA leverage, the Company would be able to effect a $10 per share dividend
- Assumes no make-whole payment on existing 7.375% Senior Notes[(b)]
- Assumes suspension of regular $0.15 / quarter dividend

(Amounts in Millions, Except Per Share Data)

		Fiscal Year					
		LTM	2014E	2015E	2016E	2017E	2018E
EBITDA (c)		$216.9	$221.5	$218.8	$230.9	$238.7	$245.5
% Growth			*4.4%*	*(1.2%)*	*5.5%*	*3.4%*	*2.8%*
Net Debt		461.6	475.5	423.6	391.1	268.4	116.0
Total Debt / EBITDA		2.4 x	2.1 x	1.9 x	1.7 x	1.1 x	0.5 x

	Adj. EBITDA Multiple	Stock Price at End of Fiscal Year					
		LTM	2014E	2015E	2016E	2017E	2018E
Projected Stock Price at Illustrative EV/Adjusted EBITDA Multiples:	3.4 x	$8.32	$8.42	$9.58	$11.60	$15.76	$20.56
	3.6	9.63	9.77	10.88	12.96	17.15	21.96
	3.8	10.94	11.11	12.19	14.32	18.53	23.37
	4.0	12.24	12.46	13.50	15.68	19.92	24.77
	4.2	13.55	13.80	14.81	17.04	21.30	26.18
	4.4	14.86	15.14	16.12	18.40	22.69	27.58
	4.6	16.17	16.49	17.42	19.76	24.07	28.98
	4.8	17.48	17.83	18.73	21.11	25.46	30.39

		Present Value at May 31, 2013					
Present Value of Stock Price Assuming 13.5% Cost of Equity:	3.4 x	$8.32	$7.66	$7.67	$8.19	$9.81	$11.27
	3.6	9.63	8.88	8.72	9.15	10.67	12.04
	3.8	10.94	10.11	9.77	10.11	11.53	12.81
	4.0	12.24	11.33	10.82	11.07	12.39	13.58
	4.2	13.55	12.55	11.87	12.03	13.25	14.35
	4.4	14.86	13.77	12.92	12.99	14.12	15.12
	4.6	16.17	15.00	13.96	13.95	14.98	15.89
	4.8	17.48	16.22	15.01	14.91	15.84	16.66

		Present Value at May 31, 2013					
Total Shareholder Value Including Present Value of Stock Price and $8.00 Dividend, Assuming 13.5% Cost of Equity:	3.4 x	$16.32	$15.66	$15.68	$16.19	$17.81	$19.27
	3.6	17.63	16.89	16.72	17.15	18.67	20.04
	3.8	18.94	18.11	17.77	18.11	19.53	20.81
	4.0	20.25	19.33	18.82	19.07	20.39	21.58
	4.2	21.55	20.55	19.87	20.03	21.25	22.35
	4.4	22.86	21.78	20.92	20.99	22.12	23.12
	4.6	24.17	23.00	21.96	21.95	22.98	23.89
	4.8	25.48	24.22	23.01	22.91	23.84	24.66

Source: Share count for LTM based on diluted shares outstanding as of 5/31/13 per Management; FY14-FY18 based on diluted shares outstanding from Updated Management Treasury Model dated 6/23/13.
(a) Assumes $265mm of incremental leverage using Term Loan B at L + 450bps with 125bps floor (2.4x Total Debt / LTM EBITDA).
(b) Does not factor in potential consent fees or changes to interest rate.
(c) Source: LTM EBITDA as of 5/31/13 per Management on 6/25/13, with certain adjustments, including normalizing for 365-day period, based on Management guidance. FY2014-FY2018 per Updated Management Treasury Model dated 6/26/13, with certain adjustments to FY2014E EBITDA based on Management guidance.

PETER J SOLOMON COMPANY 18

PRIVATE AND CONFIDENTIAL

Pro Forma Effect of Special Dividend

(Amounts in Millions, Except Per Share Data)

Special

Dividend Total $ Pro Forma EV / Adj. LTM EBITDA Multiple (a)

Per Share Distributed Debt / EBITDA 3.4 x 3.6 x 3.8 x 4.0 x 4.2 x 4.4 x 4.6 x 4.8 x

$16.32 $17.63 $18.94 $20.25 $21.55 $22.86 $24.17 $25.48 Proforma 5/31/13 Stock

Price Plus Dividend

$2.00 $66.3 1.5 x $474.9 $518.2 $561.6 $605.0 $648.4 $691.7 $735.1 $778.5 Mkt Cap Post Dividend

$14.32 $15.63 $16.94 $18.25 $19.55 $20.86 $22.17 $23.48 Stock Price Post Dividend

$4.00 132.6 1.8 x $408.5 $451.9 $495.3 $538.7 $582.1 $625.4 $668.8 $712.2

$12.32 $13.63 $14.94 $16.25 $17.55 $18.86 $20.17 $21.48

$6.00 199.0 2.1 x $342.2 $385.6 $429.0 $472.4 $515.7 $559.1 $602.5 $645.9

$10.32 $11.63 $12.94 $14.25 $15.55 $16.86 $18.17 $19.48

$8.00 265.3 2.4 x $275.9 $319.3 $362.6 $406.0 $449.4 $492.8 $536.2 $579.5

$8.32 $9.63 $10.94 $12.24 $13.55 $14.86 $16.17 $17.48

$10.00 331.6 2.7 x $209.6 $253.0 $296.3 $339.7 $383.1 $426.5 $469.9 $513.2

$6.32 $7.63 $8.94 $10.25 $11.55 $12.86 $14.17 $15.48

Source: Share count based on diluted shares outstanding as of 5/31/13 per Management guidance.

Note: Market capitalization calculated using the enterprise value based on LTM EBITDA of $216.9mm multiplied by the adjusted LTM EBITDA multiple, less net debt of $196.3mm as of 5/31/13, per Management on 6/25/13, less cash used to issue dividends.

(a) Source: LTM EBITDA as of 5/31/13 from Management, with certain adjustments, including normalizing for 365-day period, based on Management guidance.

PRIVATE AND CONFIDENTIAL

Appendix A. Supplemental Information

PRIVATE AND CONFIDENTIAL

WACC

Comparable Companies Assumptions

Current Net Debt/ Risk Free Rate of Return (e) 2.48%

Levered Market Unlevered Market Risk Premium (f) 6.70%

Name Beta (b) Equity (c) Beta (d) Size Premium (f) (g) 2.70%

Care (a) 1.265 46.6% 0.971 Marginal Tax Rate (h) 35.00%

CSS Industries Inc. 1.051 — 1.051

Blyth, Inc. 1.533 — 1.533

Shutterfly, Inc. 1.099 — 1.099

1-800-Flowers.com Inc. 1.505 0.3% 1.502

CafePress Inc. 1.397 — 1.397

Iconix Brand Group, Inc. 1.412 56.0% 1.035

Cherokee Inc. 1.136 13.7% 1.043

Meredith Corporation 1.265 15.8% 1.147

Barnes & Noble, Inc. 0.949 — 0.949

hhgregg, Inc. 1.044 — 1.044

Best Buy Co., Inc. 1.165 8.4% 1.105

GameStop Corp. 0.994 — 0.994

Mean (Excluding Care (a)) 1.213 7.8% 1.158

Median (Excluding Care (a)) 1.151 0.0% 1.075

Care (a) Observed Weighted Average Cost of Capital (i)

Capital Structure Cost of Equity Cost of Debt

Net Debt/ Net Debt/ Unlevered Levered Cost of Before After

Based on: Capital Equity Beta Beta (j) Equity (k) Tax Tax WACC

Company Beta and Company D/E 31.8% 46.6% 0.971 1.265 13.7% 7.38% 4.79% 10.8%

Median Beta of Comps and Company D/E 0.0% 0.0% 1.051 1.051 12.2% 7.37% 4.79% 12.2%

Median Beta of Comps and D/E of Comps 0.0% 0.0% 1.075 1.075 12.4% 7.28% 4.73% 12.4%

Sensitivity to Capital Structure and Rates

Cost of Equity Weighted Average Cost of Capital

Net Debt/ Net Debt/ Unlevered Levered Cost of Pre-Tax Cost of Debt

Capital Equity Beta (l) Beta (j) Equity (k) 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0%

0% 0.0% 1.075 1.075 12.4% 0% 12.4% 12.4% 12.4% 12.4% 12.4% 12.4% 12.4%

10% 11.1% 1.075 1.153 12.9% 10% 12.0% 12.1% 12.1% 12.2% 12.3% 12.3% 12.4%

20% 25.0% 1.075 1.250 13.5% Capital 20% 11.6% 11.7% 11.9% 12.0% 12.1% 12.3% 12.4%

30% 42.9% 1.075 1.374 14.4% / 30% 11.2% 11.4% 11.6% 11.8% 12.0% 12.2% 12.4%

40% 66.7% 1.075 1.541 15.5% Debt 40% 10.9% 11.1% 11.4% 11.6% 11.9% 12.2% 12.4%

50% 100.0% 1.075 1.774 17.1% 50% 10.5% 10.8% 11.1% 11.5% 11.8% 12.1% 12.4%

60% 150.0% 1.075 2.123 19.4% Net 60% 10.1% 10.5% 10.9% 11.3% 11.7% 12.1% 12.4%

70% 233.3% 1.075 2.705 23.3% 70% 9.7% 10.2% 10.6% 11.1% 11.5% 12.0% 12.5%

(a) Care’s financials and market data as of 9/25/12 (unaffected date). (b) Source: Bloomberg 5-year adjusted weekly beta as reported on 7/1/13. (c) Assumes book value of debt approximates market value.

(d) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}. (e) 10-year Treasury Note yield as of 7/1/13.

(f) Source: Ibbotson 2013 Yearbook.

(g) Size premium of 2.70% for companies with market capitalizations between $254.6mm and $514.2mm. (h) Marginal U.S. Corporate Tax Rate.

(i) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity. (j) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.

(k) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium. (l) Median Unlevered Beta of Comps.

PRIVATE AND CONFIDENTIAL

Select Public Company Analysis

(Amounts in Millions, Except for Per Share Amounts)

MARKET DATA	Closing	Premium (Discount)					Enterprise Value as a Multiple of:						P/E Multiple:	
	Price on	to 52 Week		Equity	Enterprise	LTM	LTM			CY2013			LTM	CY2013
Selected Companies	7/1/13	High	Low	Value	Value (f)	Revenue	Revenue	EBIT	EBITDA	Revenue (g)	EBIT (g)	EBITDA (g)	EPS	EPS (g)
Care - Unaffected (a)	$14.34	(26.5) %	14.7 %	$500.6	$719.0	$1,708.2	42.1 %	4.9 x	3.7 x	37.2 %	4.8 x	3.4 x	NA	5.6 x
Care - 3/28/13 Final Offer (b)	16.10	(7.4)	27.2	549.9	750.2	1,750.0	42.9	5.7	4.2	38.8	5.0	3.6	NA	6.2
Care - Current (c)	18.10	(2.1)	43.0	618.2	818.5	1,868.7	43.8	5.0	3.9	42.3	4.9	3.7	NA	7.7
CSS Industries Inc.	26.62	(14.0)	47.4	255.6	168.5	364.2	46.3	5.7	4.5	NA	NA	NA	12.4 x	NA
Blyth, Inc.	14.64	(67.9)	9.7	234.3	333.9	1,142.4	29.2	4.1	3.6	NA	NA	NA	6.5	NA
Social Expression Median (d)		**(41.0) %**	**28.6 %**				**37.7 %**	**4.9 x**	**4.0 x**	**NA %**	**NA x**	**NA x**	**9.5 x**	NA
Social Expression Mean (d)		**(41.0)**	**28.6**				**37.7**	**4.9**	**4.0**	**NA**	**NA**	**NA**	**9.5**	NA
Quad/Graphics, Inc.	24.30	(1.1) %	85.6 %	1,175.7	2,656.4	4,233.9	62.7 %	12.7 x	4.8 x	53.7 %	11.2 x	4.5 x	19.7 x	12.2 x
R.R. Donnelley & Sons Company	14.52	--	69.2	2,640.7	5,884.9	10,235.5	57.5	8.0	4.9	57.6	8.5	5.1	8.2	9.0
Scholastic Corporation	28.86	(16.0)	11.8	920.5	878.6	1,968.8	44.6	7.0	4.4	47.6	6.8	5.4	12.3	15.1
Print Media Median (d)		**(1.1) %**	**69.2 %**				**57.5 %**	**8.0 x**	**4.8 x**	**53.7 %**	**8.5 x**	**5.1 x**	**12.3 x**	**12.2 x**
Print Media Mean (d)		**(5.7)**	**55.5**				**55.0**	**9.2**	**4.7**	**53.0**	**8.8**	**5.0**	**13.4**	**12.1**
Solocal Group SA	2.00	(46.5) %	20.1 %	555.4	2,708.7	1,385.5	195.5 %	5.1 x	4.7 x	202.3 %	5.4 x	5.0 x	2.9 x	2.9 x
Eniro AB	2.78	(6.0)	151.8	281.2	707.7	589.4	120.1	7.4	4.6	125.4	5.9	4.9	4.8	3.9
Yellow Media Limited	10.76	(6.9)	96.5	361.6	968.9	1,021.0	94.9	2.2	2.0	108.9	3.1	2.6	0.7	NA
Directories Median (d)		**(6.9) %**	**96.5 %**				**120.1 %**	**5.1 x**	**4.6 x**	**125.4 %**	**5.4 x**	**4.9 x**	**2.9 x**	**3.4 x**
Directories Mean (d)		**(19.8)**	**89.5**				**136.8**	**4.9**	**3.8**	**145.5**	**4.8**	**4.2**	**2.8**	**3.4**
Shutterfly, Inc.	57.20	-- %	125.3 %	2,252.7	2,088.3	666.0	313.5 %	NM x	15.3 x	271.0 %	NM x	14.4 x	NM x	NM
1-800-Flowers.com Inc.	6.16	(6.0)	113.1	397.1	398.1	746.1	53.4	15.3	8.1	51.1	13.7	8.2	20.4	25.7 x
CafePress Inc.	6.81	(54.2)	38.7	116.6	76.9	230.4	33.4	NM	5.2	30.1	16.0	5.6	NM	37.8
Selected E-Commerce Median (d)		**(6.0) %**	**113.1 %**				**53.4 %**	**15.3 x**	**8.1 x**	**51.1 %**	**14.8 x**	**8.2 x**	**20.4 x**	**31.8 x**
Selected E-Commerce Mean (d)		**(20.1)**	**92.4**				**133.4**	**15.3**	**9.5**	**117.4**	**14.8**	**9.4**	**20.4**	**31.8**
Iconix Brand Group, Inc.	29.90	(2.0) %	82.3 %	1,739.5	2,779.0	370.4	750.2 %	12.4 x	11.9 x	643.3 %	10.7 x	10.1 x	16.5 x	13.9 x
Meredith Corporation	47.34	(1.5)	59.5	2,160.1	2,490.7	1,458.9	170.7	11.4	9.4	171.3	12.4	10.1	16.8	18.2
Cherokee Inc.	13.00	(14.2)	3.1	109.2	124.0	27.1	457.5	10.9	9.4	NA	NA	NA	15.6	13.3
Licensing Median (d)		**(2.0) %**	**59.5 %**				**457.5 %**	**11.4 x**	**9.4 x**	**407.3 %**	**11.6 x**	**10.1 x**	**16.5 x**	**13.9 x**
Licensing Mean (d)		**(5.9)**	**48.3**				**459.5**	**11.5**	**10.2**	**407.3**	**11.6**	**10.1**	**16.3**	**15.1**
GameStop Corp.	42.21	-- %	168.3 %	5,078.6	4,832.9	8,749.8	55.2 %	7.9 x	6.2 x	52.6 %	7.3 x	5.8 x	33.4 x	11.4 x
hhgregg, Inc.	16.03	(8.6)	169.9	535.3	486.7	2,474.8	19.7	11.0	5.7	19.1	10.5	5.6	21.5	19.1
Best Buy Co., Inc.	29.74	6.0	--	10,107.0	11,517.0	48,628.0	23.7	9.0	5.3	27.0	9.1	5.4	13.7	13.6
Barnes & Noble ex. Nook (e)	17.39	(25.4)	53.9	1,027.4	1,519.1	6,062.8	25.1	5.9	3.1	25.7	6.2	3.2	3.3	NM
Selected Low-Growth Retail Median (d)		**(4.3) %**	**111.1 %**				**24.4 %**	**8.4 x**	**5.5 x**	**26.4 %**	**8.2 x**	**5.5 x**	**17.6 x**	**13.6 x**
Selected Low-Growth Retail Mean (d)		**(7.0)**	**98.0**				**30.9**	**8.4**	**5.1**	**31.1**	**8.3**	**5.0**	**18.0**	**14.7**

Note: All operating data has been adjusted to exclude unusual and extraordinary items. LTM and Calendar Year 2013 (CY13) EBITDA for Selected E-Commerce companies excludes stock-based compensation expense as guided by Wall Street research and public filings.

Note: For purposes of comparability, Care's CY13E financials (fiscal year ended 2/28/14) are treated as CY13 (calendar year ending December 31, 2013).

(a) Care – Unaffected assumes Care's share price of $14.34 as of 9/25/12 and net debt as of 8/24/12 of $218.4mm. Pre-Initial Offer LTM EBITDA of $192.4mm as of 8/24/12 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Diluted share count as of 7/2/12.

(b) Care – Prior to 4/1/13 assumes Care's share price of $16.10 as of 3/28/13 and net debt of $200.3mm for as of 2/28/13. LTM EBITDA of $178.4mm as of 11/23/12 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable. Includes restricted stock units anticipated to be awarded in May 2013, per Management guidance.

(c) Care – Current assumes Care's share price of $18.10 as of 671/13 and net debt of $196.9mm for as of 5/31/13 per Management. LTM EBITDA of $212.3mm as of 2/28/13 based on public filings and with certain adjustments based on Management guidance. FY2014E EBITDA of $208.5mm based on 6/26/13 Updated Management Treasury Model, with certain adjustments based on Management guidance. Assumes diluted share count including restricted stock units and performance shares and treasury stock method of options exercisable as of 5/31/13 per Management guidance.

(d) Excludes Care.

(e) Barnes & Noble represents retail and college bookstore segments only; loses associated with Nook excluded from EBITDA as per Wall Street research estimates.

(f) Enterprise value represents equity value plus book values of total debt, including preferred stock and minority interest less cash. Care – Unaffected enterprise value assumes net debt of $218.4 as of 8/24/12.

(g) Source of projected EPS, EBIT, EBITDA and Revenue: ThomsonReuter's median estimate of Wall Street analysts as of 7/1/13. Care – Unaffected EPS based on EPS based on research estimates as of 6/29/12.

PETER J SOLOMON COMPANY

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